Exhibit 99.5

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 1, 2007, Prospect Medical Holdings, Inc. (Prospect Medical) and its affiliate, Prospect Medical Group, Inc. (“Prospect Medical Group”), completed the acquisition of ProMed Health Services Company, a California corporation and its subsidiary, ProMed Health Care Administrators, Inc. (collectively “ProMed Health Care Administrators”), and two affiliated IPAs; Pomona Valley Medical Group, Inc., dba ProMed Health Network (“Pomona Valley Medical Group”), and Upland Medical Group, Inc. (“Upland Medical Group”). ProMed Health Care Administrators manages the medical care of HMO enrollees served by Pomona Valley Medical Group and Upland Medical Group. In this report, the acquired entities are referred to collectively as the “ProMed Entities” and the purchase transaction is referred to as the “Acquisition.”

Total purchase consideration of $48,000,000 include $41,040,000 of cash and 1,543,237 shares of Prospect Medical common stock valued at $6,960,000 or $4.51 per share. The $4.51 was based on the average of the closing prices for 5 trading days before and after the acquisition announcement date of May 22, 2007 (May 15, 2007 through May 30, 2007) that was reflective of Holding’s trading frequency and volume. The Acquisition and related transaction costs was financed by $48,000,000 in borrowings (less $753,000 in issuance costs) and $1,635,000 from cash reserves. Debt proceeds and cash reserves totaling $48,882,000 was used to fund the cash consideration of $41,040,000 and to repay $7,842,000 of existing debt of Prospect Medical. The purchase agreements provide for certain post-closing working capital and medical claims reserve adjustments. Any final settlement payments made to, or received from, the sellers of the ProMed Entities, when finally determined, will be reported as an adjustment to goodwill. Such adjustments cannot be reasonably estimated at this time. Transaction costs include approximately $753,000 in debt issuance costs and $459,000 in other direct transaction costs.

The Acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to goodwill and certain identifiable intangible assets (including membership lists, payor contracts, provider networks and covenants-not-to-compete) with an estimated weighted average life of 5 years. The purchase price allocation will be adjusted upon completion of the final valuation study and may differ materially from the information presented herein.

The unaudited condensed pro forma combined financial information, giving effect to the purchase of the ProMed Entities, pursuant to Article 11 of Regulation S-X, appears below in accordance with Item 9.01 of Form 8-K. The Unaudited Condensed Pro Forma Combined Financial Statements give effect to the purchase of the ProMed Entities as if the Acquisition had occurred as of October 1, 2005 for purposes of the condensed pro forma combined statements of operations. The pro forma financial information is based on the preliminary estimated fair values of the assets and liabilities of the ProMed Entities as of June 1, 2007, the acquisition date.

The Unaudited Condensed Pro Forma Combined Financial Statements do not give effect to any synergies that may be realized as a result of the Acquisition, nor do they give effect to any nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of the ProMed Entities.

The Unaudited Condensed Pro Forma Combined Financial Statements are provided for informational purposes only and do not purport to present the combined results of operations of Prospect Medical Holdings, Inc. and the ProMed Entities, had the acquisition occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

The audited financial statements of Prospect Medical Holdings, Inc. for each of the three years in the period ended September 30, 2006, and the quarterly information for the three and nine-month periods ended June 30, 2007 have been filed with the SEC in Prospect Medical Holdings, Inc.’s Annual Report on Form 10-K, filed on December 28, 2006, and quarterly report on Form 10-Q, filed on August 20, 2007, respectively. The audited financial statements of the ProMed Entities for the three years ended September 30, 2006 (three years ended December 31, 2006, in the case of Upland Medical Group) and the unaudited financial statements for the six-month period ended March 31, 2007 and 2006, are filed as part of this Current Report on Form 8-K/A. The Unaudited Condensed Pro Forma Combined Financial Statements should be read in conjunction with each company’s historical financial statements and the notes thereto. Certain accounts of the ProMed Entities have been reclassified to be consistent with Prospect Medical Holdings Inc.’s presentation format. While we have conducted preliminary reviews of accounting and financial reporting policy differences related to the ProMed Entities, this review is going and will continue throughout the merger and integration process. As such, additional reclassifications or pro forma adjustments may be identified.

 PROSPECT MEDICAL HOLDINGS, INC.

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended June 30, 2007

	Historical
			Pomona
		ProMed	Valley	Upland
	Prospect	Health Care	Medical	Medical	Pro Forma Adjustments (a)		Pro Forma
	Medical	Administrators	Group	Group	Amounts	Notes	Combined
		October 1, 2006 through May 31, 2007

Revenues	$108,906,846	$8,010,845	$55,349,523	$8,006,833	$(8,010,275)	(d)	$172,263,772
Cost of revenues	84,097,298	—	41,175,246	6,652,381	(106,040)	(d)	131,818,885

Gross margin	24,809,548	8,010,845	14,174,277	1,354,452	(7,904,235)		40,444,887

Non-medical expenses:		—	—	—
General and administrative	25,725,367	8,658,552	10,281,280	1,201,741	(15,178,235)	(d),(e)	30,688,705
Depreciation and amortization	1,399,419	93,394	—	—	1,600,000	(c),(h)	3,092,813
Total non-medical expenses	27,124,786	8,751,946	10,281,280	1,201,741	(13,578,235)		33,781,518

Operating income from unconsolidated joint venture	2,314,666	—	—	—	—		2,314,666

Operating (loss) income	(572)	(741,101)	3,892,997	152,711	5,674,000		8,978,035

Other income (expense):
Investment income	793,573	262,232	876,399	49,022	(1,011,679)	(f)	969,547
Interest expense	(1,138,718)	—	—	(906)	(2,230,083)	(b),(g)	(3,369,707)
Total other income (expense), net	(345,145)	262,232	876,399	48,116	(3,241,762)		(2,400,160)

(Loss) income before income taxes	(345,717)	(478,869)	4,769,396	200,827	2,432,238		6,577,875

(Benefit) provision for income taxes	(129,173)	(164,990)	1,905,478	4,181	1,625,845	(i)	3,241,341

Net (loss) income before minority interest	(216,544)	(313,879)	2,863,918	196,646	806,393		3,336,534

Minority interest	7,082	—	—	—	—		7,082

Net (loss) income	$(223,626)	$(313,879)	$2,863,918	$196,646	$806,393		$3,329,452

Net (loss) income per common share:
Basic	$(0.03)				$0.39		$0.36
Diluted	$(0.03)				$0.36		$0.33
Weighted average shares outstanding
Basic	7,786,145				1,543,237	(j)	9,329,382
Diluted	7,786,145				2,220,879	(j)	10,007,024

See accompanying notes.

PROSPECT MEDICAL HOLDINGS, INC.

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended September 30, 2006

	Historical
		ProMed
	Prospect	Health Care	Pomona Valley	Upland	Pro Forma Adjustments (a)		Pro Forma
	Medical	Administrators	Medical Group	Medical Group	Amounts	Notes	Combined

Revenues	$135,796,277	$15,744,146	$79,184,012	$10,570,072	$(15,578,911)	(d)	$225,715,596
Cost of revenues	97,184,201	4,533,894	63,960,151	9,017,041	(4,533,894)	(d)	170,161,393

Gross margin	38,612,076	11,210,252	15,223,861	1,553,031	(11,045,017)		55,554,203

Non-medical expenses:
General and administrative	30,205,352	7,455,913	10,109,284	1,335,695	(11,045,017)	(d)	38,061,227
Depreciation and amortization	1,513,170	190,893	—	—	2,400,000	(c),(h)	4,104,063
Total non-medical expenses	31,718,522	7,646,806	10,109,284	1,335,695	(8,645,017)		42,165,290

Operating income from unconsolidated joint venture	1,400,492	—	—	—	—		1,400,492

Operating income (loss)	8,294,046	3,563,446	5,114,577	217,336	(2,400,000)		14,789,405

Other income (expense):
Investment income	913,068	203,379	627,284	14,297	(703,704)	(f)	1,054,324
Interest expense	(1,107,081)	—	—	—	(3,239,044)	(b),(g)	(4,346,125)
Total other income (expense), net	(194,013)	203,379	627,284	14,297	(3,942,748)		(3,291,801)

Income (loss) before income taxes	8,100,033	3,766,825	5,741,861	231,633	(6,342,748)		11,497,604
Provision for income taxes	3,193,522	1,529,771	2,277,075	4,888	(1,583,784)	(i)	5,421,472

Net income (loss) before minority interest	4,906,511	2,237,054	3,464,786	226,745	(4,758,964)		6,076,132

Minority interest	(16,476)	—	—	—	—		(16,476)

Net income (loss)	$4,890,035	$2,237,054	$3,464,786	$226,745	$(4,758,964)		$6,059,656

Net income per common share:
Basic	$0.71				$0.01		$0.72
Diluted	$0.60				$0.03		$0.63
Weighted average shares outstanding
Basic	6,913,405				1,543,237	(j)	8,456,642
Diluted	8,106,652				1,543,237	(j)	9,649,889

See accompanying notes.

PROSPECT MEDICAL HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

June 30, 2007

a.     Purchase accounting. The Acquisition is accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration paid over the estimated fair value of the assets and liabilities has been preliminarily allocated to certain identifiable intangible assets and goodwill as discussed in (c) below. The purchase price allocation will be adjusted upon completion of the final valuation study of these assets as of June 1, 2007, the Acquisition date, as well as any final settlement payments made to, or received from, the sellers of the ProMed Entities pursuant to post-transaction working capital and medical claims settlement provisions under the purchase agreements. The amount of such adjustments cannot be reasonably determined at this time.

Integration synergies.  Prospect Medical Holdings believes that it will achieve certain synergies over time from the integration of the acquisition, by eliminating redundant administrative costs and using its increased purchasing power to achieve lower health care and general and administrative expenses. Directors and officers compensation would have decreased by $959,945 and $1,560,385 for the nine months ended June 30, 2007 and twelve months ended September 30, 2006 from the amounts reported in the historical financial statements as a result of new employment agreements with certain executives of the ProMed Entities. The anticipated impact of such synergies and cost savings have not been reflected in the Unaudited Condensed Pro Forma Combined Statements of Operations, nor do those Statements of Operations include any nonrecurring / unusual restructuring charges that may be incurred as a result of the integration of the ProMed Entities.

b.     Purchase consideration and Financing. Total purchase consideration was $48,000,000, comprised of $41,040,000 in cash and $6,960,000 in Prospect Medical common stock, or 1,543,237 shares at $4.51 per share. The purchase agreements provide for certain post-closing adjustments. Any final settlement payments made to, or received from, the sellers of the ProMed Entities, when finally determined, will be reported as an adjustment to goodwill. In addition, the total purchase consideration includes approximately $459,000 in direct transaction costs to date.

The purchase was funded by a new three-year variable rate term loan in the amount of $48,000,000. The proceeds (less loan fees of $753,060) and cash on hand of $1,635,000 were used to repay Prospect Medical’s prior debt ($7,842,000) plus related interest and fees ($209,039) and to fund the cash portion of the Acquisition consideration ($41,040,000).

The term loan bears interest at a base rate plus a margin. For Base Rate Loans (higher of the federal funds rate plus 0.05% or lender’s prime rate), the margin is 0.75%. For Eurodollar Rate loans (LIBOR), the margin is 3.75%. The margin may increase or decrease based on the consolidated senior leverage ratios. Prospect Medical is required by the lender to enter into an interest rate swap to hedge changes in interest rates. Concurrent with the Acquisition and financing, the Company entered into a $48,000,000 interest rate swap, under which it would pay interest at a fixed rate of 5.3% plus the applicable margin per year throughout the term of the loan. A pro forma adjustment for the effect of the interest rate swap on interest expense is included in the condensed pro forma combined statements of operations.

c.     Goodwill and definite-lived intangible assets. The following is an analysis of goodwill and definite-lived intangible assets preliminarily recognized in connection with the Acquisition based on the June 1, 2007 balance sheets of the ProMed Entities:

Total Purchase Consideration	48,000,000
Purchase related costs	458,621

Total purchase consideration	48,458,621

Less, net assets acquired	(3,574,256)

Acquisition cost in excess of net assets acquired	44,884,365

Deferred tax liabilities for non-deductible intangible assets acquired	4,326,229

Estimated identifiable intangible assets	(12,000,000)

Estimated goodwill	37,210,594

Intangibles include membership lists, payor contracts, provider networks and covenants-not-to-compete, with an estimated weighted average life of 5 years. The final determination of these fair values will include management’s consideration of a valuation study prepared by an independent specialist based on the actual assets and liabilities of the acquired entities that exist at the June 1, 2007 Acquisition date, which may differ materially from the information presented above.

d.     Revenues and Cost of Revenues. Pro Forma adjustment to eliminate $8,010,275 and $11,045,017 in management fees between ProMed Health Care Administrators, ProMed Medical Group and Upland Medical Group for the nine months ended June 30, 2007 and twelve months ended September 30, 2006. These management fees were recorded as revenues by ProMed Health Care Administrators and as general and administrative expenses by the medical groups. A pro forma adjustment is also recorded for the 2006 period to eliminate $4,533,894 in revenues and medical costs of ProMed Health Care Administrators related to capitation premiums it received from health plans and in turn paid to ProMed Medical Group pursuant to a subcontracting arrangement in effect through September 2006.

e.     General and administrative expenses. Proforma adjustment in the 2007 period to eliminate $7,274,000 in transaction bonuses paid by the ProMed Entities to senior management that was directly related to the Acquisition. Pursuant to the purchase agreement, the ProMed Entities were required to maintain cash and receivables on the closing date equal to total liabilities plus $3,000,000. Excess cash may be distributed to shareholders and management. A total $29,642,000 was distributed, of which $22,368,000 was dividends to shareholders and $7,274,000 were transaction bonuses to senior management. Transaction bonuses were charged to general and administrative expenses in May 2007.

f.      Investment income. Pro forma adjustment to eliminate investment income earned on the ProMed Entities’ accumulated cash balances, $29,642,000 of which were distributed to shareholders and to senior management as dividends and transaction bonuses immediately prior to the purchase transaction. These distributions were directly related to the Acquisition. Interest income is assumed to be earned on the reduced cash balances at the same rate as was actually earned during the nine months ended June 30, 2007 and the twelve months ended September 30, 2006, respectively.

g.    Interest expense. Pro forma adjustment to recognize $2,230,083 and $3,239,044 of net additional interest expense for the nine months ended June 30, 2007 and year ended September 30, 2006, respectively, on approximately $41,000,000 in new borrowings used to finance the Acquisition. Interest rates under the new debt at LIBOR + 3.75% is approximately
9.3% and 8.8% for the nine months ended June 30, 2007 and the year ended September 30, 2006, respectively. Interest expense has also been adjusted for the effect of the interest rate swap required under the new borrowings which converted the LIBOR base rate to a fixed rate of 5.3%. Also included in interest expense for the 2007 and 2006 periods is approximately $167,000 and $251,000, respectively, for amortization of loan fees.

h.     Amortization of intangibles. Pro forma adjustment to recognize additional amortization expense on approximately $12,000,000 of amortizable intangible assets recorded as part of the ProMed Entities’ purchase price allocation. The various identifiable intangible assets are being amortized on a straight line basis over a weighted average life of 60 months.

i.      Provision for income taxes. Represents the tax effect of the pro forma adjustments referred to above at statutory rates in effect (40%) during the six months ended June 30, 2007 and the year ended September 30, 2006, including adjusting for the effect of income earned by Upland Medical Group which was previously taxed at S Corporation rates.

j.     Weighted average shares outstanding. Pro forma adjustment to reflect the impact of the 1,543,237 shares of common stock issued to the ProMed Entities sellers as being outstanding during the nine months ended June 30, 2007 and the year ended September 30, 2006. In addition, the diluted EPS for the nine months ended June 30, 2007 has been adjusted to include the effect of options and warrants since Prospect Medical would report net income on the pro forma basis. Common stock equivalents had been excluded from the historical diluted EPS since Prospect Medical reported a net loss for the 2007 period.

Exhibit

Table of Adjustments

Pro forma adjustments for the nine months ended June 30, 2007

		Cost	General and				Provision
		of	Administrative		Interest	Interest	for Income	Net
	Revenues	Revenues	Expense	Amortization	Income	Expense	Taxes	Income

Estimate interest on new loan						2,790,417	(1,116,167)	1,674,250
Amortize loan fees						167,000	(66,800)	100,200
Eliminate interest on prior loan						(727,334)	290,934	(436,400)
Adjust for lower interest income due to lower cash					1,011,679		(404,672)	607,007
Eliminate transaction bonuses			(7,274,000)				2,909,600	(4,364,400)
Increase amortization of intangibles				1,600,000			(63,200)	1,536,800
Eliminate mangement fees and capitation pass-throughs	8,010,275	(106,040)	(7,904,235)				—	—
40% tax or Upland income							76,150	76,150
Total	$8,010,275	$(106,040)	$(15,178,235)	$1,600,000	$1,011,679	$2,230,083	$1,625,845	$(806,393)

Pro forma adjustments for the twelve months ended September 30, 2006

		Cost	General and				Provision
		of	Administrative		Interest	Interest	For Income	Net
	Revenue	Revenues	expense	Amortization	Income	Expense	Taxes	Income

Estimate interest on new loan						4,095,125	(1,638,050)	2,457,075
Amortize loan fees						251,000	(100,400)	150,600
Eliminate interest on prior loan						(1,107,081)	442,832	(664,249)
Adjust for lower interest income due to lower cash					703,704		(281,131)	422,573
Increase amortization of intangibles				2,400,000			(94,800)	2,305,200
Eliminate mangement fees and capitation pass-throughs	15,578,911	(4,533,894)	(11,045,017)				—	—
40% tax or Upland income							87,765	87,765
Total	$15,578,911	$(4,533,894)	$(11,045,017)	$2,400,000	$703,704	$3,239,044	$(1,583,784)	$4,758,964